EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of BitMine Immersion Technologies, Inc. and further agree that this agreement be included as an exhibit to such filing.  Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement.  Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 15th day of July 2025.

FF Consumer Growth II, LP

By:

The Founders Fund Growth II Management, LP

Its:

General Partner

By:

FF Upper Tier GP, LLC

Its:

General Partner

By:  /s/ Peter Thiel

Name: Peter Thiel

Title:  Manager

The Founders Fund Growth II Management, LP

By:

FF Upper Tier GP, LLC

Its:

General Partner

By:  /s/ Peter Thiel

Name: Peter Thiel

Title:  Manager

FF Upper Tier GP, LLC

By:  /s/ Peter Thiel

Name: Peter Thiel

Title:  Manager

FF Consumer Growth, LLC

By:

The Founders Fund Growth Management, LLC

Its:

Manager

By:  /s/ Peter Thiel

Name: Peter Thiel

Title:  Manager

The Founders Fund Growth Management, LLC

By:  /s/ Peter Thiel

Name: Peter Thiel

Title:  Manager

Peter Thiel

/s/ Peter Thiel